Exhibit 99.2

Opengear, Inc. and Subsidiaries

Independent Auditor’s Reports and Consolidated Financial Statements

Nine Months Ended September 30, 2019 and Year Ended December 31, 2018

Contents

Independent Auditor’s Report – For the Period Ended September 30, 2019	1

Independent Auditor’s Report – For the Year Ended December 31, 2018	3

Consolidated Financial Statements

Independent Auditor’s Report

Board of Directors

Opengear, Inc. and Subsidiaries

Sandy, Utah

We have audited the accompanying financial statements of Opengear, Inc. and Subsidiaries, which comprise the balance sheet as of September 30, 2019, and the related statements of income, changes in stockholders’ equity and cash flows for the nine months ended September 30, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opengear, Inc. and Subsidiaries

Nine Months Ended September 30, 2019 and Year Ended December 31, 2018

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Opengear, Inc. and Subsidiaries as of September 30, 2019, and the results of its operations and its cash flows for the nine months ended September 30, 2019, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 11 to the financial statements, subsequent to September 30, 2019, the stock of the Company was sold to a third party. Our opinion is not modified with respect to this matter.

Salt Lake City, Utah

January 9, 2020

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Opengear, Inc. and Subsidiaries

Sandy, Utah

We have audited the accompanying consolidated financial statements of Opengear, Inc. and Subsidiaries (collectively, “the Company”), which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

Board of Directors and Stockholders

Opengear, Inc. and Subsidiaries

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Opengear, Inc. and Subsidiaries as of December 31, 2018 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Stayner Bates P.C.

Stayner Bates P.C.

Salt Lake City, Utah

March 18, 2019

Opengear, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2019 and December 31, 2018

	2019	2018
Assets
Current Assets
Cash	$9,571,288	$11,202,424
Restricted cash - current portion	-	64,386
Accounts receivable, net	7,757,902	7,741,477
Inventory, net	4,932,349	3,227,753
Income tax receivable	1,389,546	654,220
Deferred warranty costs - current portion	43,411	38,338
Prepaids and other current assets	762,211	779,596
Total current assets	24,456,707	23,708,194
Property, Equipment and Leasehold Improvements, Net	181,202	211,837
Other Assets
Deferred tax asset	74,127	37,737
Deferred warranty costs	130,233	115,014
Restricted cash	250,495	255,278
Prepaids, deposits and other assets	-	48,780
Total other assets	454,855	456,809
Total assets	$25,092,764	$24,376,840

See Notes to Consolidated Financial Statements

Opengear, Inc. and Subsidiaries

Consolidated Balance Sheets (continued)

September 30, 2019 and December 31, 2018

	2019	2018
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,364,002	$1,892,590
Accrued expenses	2,455,684	2,567,404
Income tax payable	-	267,803
Deferred warranty revenue - current portion	144,704	127,794
Deferred software service revenue - current portion	500,235	213,475
Total current liabilities	5,464,625	5,069,066
Long-term Liabilities
Deferred software service revenue	292,746	118,286
Deferred rent	235,723	63,287
Deferred tax liability	8,469	21,136
Deferred warranty revenue	434,111	383,381
Total long-term liabilities	971,049	586,090
Stockholders’ Equity
Common stock, $0.0001 par value: 150,000,000
shares authorized; 9,471,227 and 8,681,370
shares issued and outstanding, respectively	947	868
Stock subscriptions receivable	-	(53,562)
Additional paid-in capital	2,733,799	2,119,065
Accumulated other comprehensive income	460,299	646,855
Retained earnings	15,462,045	16,008,458
Total stockholders’ equity	18,657,090	18,721,684
Total liabilities and stockholders’ equity	$25,092,764	$24,376,840

See Notes to Consolidated Financial Statements

Opengear, Inc. and Subsidiaries

Consolidated Statements of Income

Nine Months Ended September 30, 2019 and Year Ended December 31, 2018

	2019	2018
Revenues	$41,391,413	$46,849,803
Cost of Revenues	11,159,893	12,510,992
Gross Profit	30,231,520	34,338,811
Operating Expenses
Wages, commissions and payroll taxes	11,457,225	13,264,216
Employee benefits	2,012,190	2,824,914
Sales, marketing and promotion	1,296,584	1,614,552
Depreciation	54,237	69,216
Bad debts	11,397	-
Research and development	420,035	448,429
Travel, meals and entertainment	948,363	1,021,261
Professional and consulting fees	686,691	469,114
Other general and administrative expenses	849,374	961,475
Total operating expenses	17,736,096	20,673,177
Operating Income	12,495,424	13,665,634
Other Income (Expense)
Loss from the disposal of property and equipment	-	(47,389)
Other income	7,641	43,322
Total other income (expense)	7,641	(4,067)
Net Income Before Income Tax Provision	12,503,065	13,661,567
Income Tax Provision	(3,002,270)	(3,818,337)
Net Income	9,500,795	9,843,230
Other Comprehensive Income
Loss on foreign currency translation	(186,556)	(233,439)
Total Comprehensive Income	$9,314,239	$9,609,791

See Notes to Consolidated Financial Statements

Opengear, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Nine Months Ended September 30, 2019 and Year Ended December 31, 2018

			Convertible Preferred Stock				Additional		Accumulated Other
	Common Stock		Series A		Series B		Paid-in	Subscriptions	Comprehensive	Retained	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Income	Earnings	Equity
Balance at December 31, 2017	8,549,400	$855	7,500,000	$-	1,875,000	$-	$1,983,916	$(211,866)	$880,294	$12,654,732	$15,307,931
Common stock issued for cash in exercise of stock options	131,970	13	-	-	-	-	76,428	-	-	-	76,441
Payments received on stock subscription receivable	-	-	-	-	-	-	-	158,304	-	-	158,304
Dividends authorized and paid	-	-	-	-	-	-	-	-	-	(6,489,504)	(6,489,504)
Value of incentive stock options	-	-	-	-	-	-	49,450	-	-	-	49,450
Value of non-statutory stock options	-	-	-	-	-	-	9,271	-	-	-	9,271
Currency translation adjustment	-	-	-	-	-	-	-	-	(233,439)	-	(233,439)
Net income for the year ended December 31, 2018	-	-	-	-	-	-	-	-	-	9,843,230	9,843,230
Balance at December 31, 2018	8,681,370	868	7,500,000	-	1,875,000	-	2,119,065	(53,562)	646,855	16,008,458	18,721,684
Common stock issued for cash in exercise of stock options	789,857	79	-	-	-	-	544,226	-	-	-	544,305
Payments received on stock subscription receivable	-	-	-	-	-	-	-	53,562	-	-	53,562
Dividends authorized and paid	-	-	-	-	-	-	-	-	-	(10,047,208)	(10,047,208)
Value of incentive stock options, net of tax	-	-	-	-	-	-	51,889	-	-	-	51,889
Value of non-statutory stock options	-	-	-	-	-	-	18,619	-	-	-	18,619
Currency translation adjustment	-	-	-	-	-	-	-	-	(186,556)	-	(186,556)
Net income for the nine months ended September 30, 2019	-	-	-	-	-	-	-	-	-	9,500,795	9,500,795
Balance at September 30, 2019	9,471,227	$947	7,500,000	$-	1,875,000	$-	$2,733,799	$-	$460,299	$15,462,045	$18,657,090

See Notes to Consolidated Financial Statements

Opengear, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2019 and Year Ended December 31, 2018

	2019	2018
Operating Activities
Net income	$9,500,795	$9,843,230
Items not requiring (providing) cash
Depreciation	54,237	69,216
Stock-based compensation	70,508	58,721
Bad debt expense	11,397	-
Loss on disposal of property and equipment	-	47,389
Changes in operating assets and liabilities
Accounts receivable	(27,822)	(149,074)
Inventories	(1,704,596)	(1,264,855)
Prepaids, deposits and other assets	66,165	(513,674)
Deferred warranty costs	(20,292)	(16,009)
Accounts payable	472,091	1,131,035
Accrued liabilities	(111,720)	1,268,773
Deferred revenue and deferred rent	701,296	287,367
Deferred taxes	(49,057)	(4,521)
Income tax payable/receivable	(1,003,129)	13,295
Net cash provided by operating activities	7,959,873	10,770,893
Investing Activities
Purchase of property and equipment	(24,281)	(76,250)
Net cash used in investing activities	(24,281)	(76,250)
Financing Activities
Proceeds from the issuance of common stock	544,305	76,441
Payments received on stock subscription receivable	53,562	158,304
Dividends paid	(10,047,208)	(6,489,504)
Net cash used in financing activities	(9,449,341)	(6,254,759)
Effect of Foreign Currency	(186,556)	(233,439)
Net Change in Cash and Restricted Cash	(1,700,305)	4,206,445
Cash and Restricted Cash, Beginning of Year	11,522,088	7,315,643
Cash and Restricted Cash, End of Year	$9,821,783	$11,522,088
Supplemental Cash Flows Information
Cash paid during the year for interest	$-	$-
Cash paid during the year for income taxes	4,926,810	2,948,610
Reconciliation of Cash
Cash and cash equivalents	$9,571,288	$11,202,424
Restricted cash included in other long-term assets	250,495	319,664
Net cash and restricted cash shown in statement of cash flows	9,821,783	11,522,088

See Notes to Consolidated Financial Statements

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Opengear Inc. and Subsidiaries (the Company) designs, manufactures and delivers cost-effective and flexible solutions for remote network infrastructure management. With the Company products, companies can access and manage mission critical systems, devices and equipment remotely and securely, even if the network is down.

The Company delivers open source management appliances and cloud services that simplify control of complex distributed systems and networks. The Company sells through distributors, resellers, direct and OEM channels.

The Company solutions target datacenter infrastructure management and remote site management markets. The Company’s products work with out-of-band cellular phone frequencies to ensure customers have access and control even when their network is down. The result is a drastic reduction in the need for expensive on-site technical staff, on-site visits and an accompanying acceleration of problem resolution and improvements in critical network availability.

Principles of Consolidation

The consolidated financial statements include the accounts of Opengear, Inc., organized as a Utah corporation in 2004. The Company has two wholly-owned subsidiaries, Opengear Pty Ltd. located in Australia and Opengear Limited located in the United Kingdom. All significant intercompany accounts and transactions have been eliminated in consolidation.

For the foreign subsidiaries, the functional currency has been determined to be the local currency. Accordingly, assets and liabilities are translated at year-end exchange rates, and statement of income items are translated at average exchange rates prevailing during the year. The resultant cumulative translation adjustments to the assets and liabilities are recorded as other comprehensive income (loss) as a separate component of net assets. Exchange adjustments resulting from foreign currency transactions are included in the determination of net income or loss.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Key estimates made in the consolidated financial statements include, among others, allowance for doubtful accounts receivable, inventory obsolescence, useful lives of property and equipment, assumptions to value stock options as compensation, deferred income tax valuation and recovery of long-lived assets.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

At September 30, 2019, the Company’s cash accounts exceeded federally insured limits by approximately $8,991,489.

In addition, as of September 30, 2019 and December 31, 2018, cash deposits in the amount of $571,939 and $544,633, respectively, were held in foreign banks in Australia and the United Kingdom that were not insured by the FDIC, which funds could potentially be impacted due to adverse economic conditions with Australia and the United Kingdom or other significant risks of loss.

Restricted Cash

During 2015 and 2018, the Company entered into lease agreements for office and warehouse space in Australia. These leases require the Company to hold a certain amount of funds in a bank account under the terms of a “Cash Cover Indemnity Guarantee Facility (the Facility)” for the duration of the lease agreement. The bank account and its contents are the property of the Company, but the use of the funds is restricted per the terms of the Facility. As of September 30, 2019, and December 31, 2018, the balance in these Facility accounts was $250,495 and $319,664, respectively. The balance is considered restricted in nature as long as the Facility agreement is in place which is expected for an extended period. However, as of December 31, 2018, the lease entered in 2015 had expired, and the restriction on the $64,386 was lifted in early 2019. As such, this amount was considered to be current as of December 31, 2018.

Accounts Receivable

Accounts receivable are stated at the amount of consideration from customers of which the Company has an unconditional right to receive plus any accrued and unpaid interest. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.

The Company offers credit terms on the sale of its products to most of its customers and requires no collateral from these customers. The Company performs ongoing credit evaluations of its customers’ financial condition. The Company’s accounts receivable are considered past due when payment has not been received within 30 days of the agreed upon customer terms, which varies from customer to customer.

The amounts of the specific reserves are estimated by management based on the various assumptions, including the customer’s financial position, the age of the customer’s receivables, and changes in payment schedules and histories. Account balances are charged off against the allowance for doubtful accounts receivable when the potential for recovery becomes remote.

During the nine months ended September 30, 2019 and the year ended December 31, 2018, impairment losses on doubtful accounts receivable, where collectability is not reasonably assured, were $11,399 and $0, respectively.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Inventory

The Company’s inventory consists primarily of components. Inventory is stated at the lower of cost (computed using average costing) or net realizable value. Valuing inventories at the lower of cost or market requires the use of estimates and judgment. Customers may cancel their orders for a number of reasons that are beyond the Company’s control. This or other similar actions could impact the valuation of inventory. Any actions taken by the Company’s customers that could impact the value of its inventory are considered when determining the lower of cost or market valuations. Provisions, when required, are made to reduce excess and obsolete inventories to their estimated net realizable values. Due to competitive pressures and technological innovation, it is possible that estimates of these net realizable values could change in the near term. As of September 30, 2019, and December 31, 2018, the inventory balance totaled $4,932,349 and $3,227,753, respectively. These balances are net of an allowance for obsolete and slow-moving inventory of $123,196 and $100,001, respectively.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or respective estimated useful lives.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Estimated
Useful
Life in Years
Leasehold improvements	10 years
Office and production equipment	3 years

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset are less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the nine months ended September 30, 2019 and the year ended December 31, 2018.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition relating to the Company providing its products and services.

Equity-based Compensation

The Company measures the cost of employee services received in exchange for an award of equity instruments (typically options for ownership shares) based on the grant-date fair value of the award. The fair value is estimated using the Black-Scholes option-pricing model for options granted. The resulting cost of recognized over the period during which the employee is required to provide service in exchange for the award, usually the vesting period.

Revenue Recognition

Revenue is recognized when there is written evidence of a sales arrangement, the fee is fixed or determinable, collectability is reasonably assured, and products are delivered to customers. Sales returns are estimated and recorded as a reduction to gross revenues. Certain promotional allowances are netted against revenues. Concessions, such as sell through protection and markdown allowances, are recorded as offsets to gross revenue except when the Company receives an identifiable benefit in exchange for the concession and the fair value of the benefit can be reasonable estimated. Upon such conditions the concession is recorded as cost of revenues.

Revenues for extended warranties agreements and software service agreements are deferred and recognized ratably over the warranty period or the software service period. The terms of these agreements are from 1 to 4 years. See Note 12 for additional information about the Company’s revenue.

Cost of Revenues

Costs of revenues include those costs related to the manufacture and distribution of products. Significant costs included products cost, packaging and direct labor.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expenses totaled $1,296,584 and $1,614,552, respectively, for the nine months ended September 30, 2019 and the year ended December 31, 2018 and is included in sales, marketing and promotion expenses in the consolidated statements of income.

Research and Development

The Company expenses research and development costs as incurred.

Taxes Collected from Customers and Remitted to Governmental Authorities

Taxes collected from customers and remitted to governmental authorities are presented in the accompanying consolidated statements of income on a net basis.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more-likely-than-not some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more-likely-than-not, based on the technical merits, the tax position will be realized or sustained upon examination. The term “more-likely-than-not” means a likelihood of more than 50%; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income, net of applicable income taxes. Other comprehensive income includes:

•    Gains and losses resulting from foreign currency transactions

The balance sheet accounts for Opengear Pty Ltd. and Opengear Limited are translated into United States dollars at year-end exchange rates, and the related statement of income and comprehensive income amounts are translated at the weighted-average exchange rates for the year. The resulting translation adjustments are made directly to stockholders’ equity as a component of accumulated other comprehensive income. Gains and losses from foreign currency transactions, such as those resulting from the settlement of receivables or payables denominated in foreign currency are included in the statements of comprehensive income.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Foreign Currency Translation

The balance sheet accounts for Opengear Pty Ltd. and Opengear Limited are translated into United States dollars at year-end exchange rates, and the related statement of income and comprehensive income amounts are translated at the weighted-average exchange rates for the year. The resulting translation adjustments are made directly to stockholders’ equity as a component of accumulated other comprehensive income. Gains and losses from foreign currency transactions, such as those resulting from the settlement of receivables or payables denominated in foreign currency are included in the statements of comprehensive income.

Note 2: Inventories

	September 30,	December 31,
	2019	2018
Finished goods and components	$4,780,820	$3,281,969
Other inventory	274,725	45,785
	5,055,545	3,327,754
Less inventory allowance	(123,196)	(100,001)
Inventory, net	$4,932,349	$3,227,753

Note 3: Deferred Revenue

Deferred Warranty Revenue and Deferred Warranty Costs

Product sales include a standard four-year product warranty for its main product. At the time of the sale, the Company accrues for its estimated warranty costs. The initial warranty accrual is based upon the Company’s historical experience, expected future costs and specific identification of product requirements. As of September 30, 2019 and December 31, 2018 such deferred costs were $43,411 and $38,338 related to the current portion and $130,233 and $115,014 related to the non-current portion, respectively, and will be expensed over the warranty period.

Upon sale or expiration of the initial warranty, the Company may sell additional extended warranties to its customers. Revenue from these additional extended warranties is included in deferred warranty revenue and recognized ratably over the service period.

As of September 30, 2019 and December 31, 2018, the total amount of deferred warranty revenue was $578,815 and $511,175, respectively, of which the current portion of deferred warranty revenue was $434,111 and $127,794, respectively. The Company’s products are generally covered by a warranty for a period of four years.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Deferred Software Service Revenue

The Company sells a software subscription agreement which allows its customer to use the Company’s software. These software subscription agreements are from 1 to 3 years and give the customer the right use the Company’s software during that period as well as hot line support. At the time of the sale, the Company defers the revenue related to the subscription agreement and then recognizes it ratably over the term of the agreement. The deferred revenue related to these subscription agreements is included in deferred software service revenue on the Company’s consolidated balance sheets. The following represents the activity in the Company’s deferred software service revenue as of September 30, 2019 and December 31, 2018:

	September 30,	December 31,
	2019	2018
Balance, beginning of the year	$331,761	$161,045
Software service agreements issued	868,807	420,820
Amounts charged against the accrual	(407,587)	(250,104)
Balance, end of the year	$792,981	$331,761

As of September 30, 2019 and December 31, 2018, the current portion of deferred software service revenue was $500,235 and $213,475, respectively.

Note 4: Stockholders’ Equity

Common Stock

The Company’s Board of Directors has authorized the issuance of up to 150,000,000 shares of $0.0001 par value common stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock.

Series A Convertible Preferred

The Company’s Board of Directors has authorized the issuance of 7,500,000 shares of no par value preferred stock designated as Series A convertible preferred stock. The Series A convertible preferred stock has an annual 8% cumulative dividend compounded annually, payable upon a liquidation or redemption. For any other dividends or distributions, the Series A convertible preferred stock will participate with shares of the shares of the Company’s common stock as if the holders of the Series A convertible preferred stock had converted the preferred stock into common stock, although no conversion shall be required to participate.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

The Series A convertible preferred stock shall vote together with the common stock on an as-converted basis, and not as a separate class, except (1) the Series A convertible preferred stock as a class shall be entitled to elect one member of the Board of Directors (the “Series A Director”) and (2) as long as 50% of the shares of preferred stock originally issued remain outstanding, the Company will not, without the written consent of the holders of at least 75% of the Company’s preferred stock then outstanding, either directly or by amendment, merger, consolidation, or otherwise and (3) as required by law.

The holders of Series A convertible preferred stock have the right to convert the shares into shares of common stock at a rate of one share of common stock per one share of Series A convertible preferred stock.

Cumulative dividends accrued and unpaid on the Series A convertible preferred stock approximate $1,114,216 for the period from December 5, 2007 (date of issuance) to September 30, 2019. The dividends have not been declared by the Board of Directors and have not been recorded as a liability as of September 30, 2019. See Note 11 for further detail.

Series B Convertible Preferred

The Company’s Board of Directors has authorized the issuance of 1,875,000 shares of no par value preferred stock designated as Series B convertible preferred stock. The Series B convertible preferred stock has an annual 8% cumulative dividend compounded annually, payable upon a liquidation or redemption. For any other dividends or distributions, the Series B convertible preferred stock will participate with shares of the shares of the Company’s common stock as if the holders of the Series B convertible preferred stock had converted the preferred stock into common stock, although no conversion shall be required to participate.

The Series B convertible preferred stock shall vote together with the common stock on an as-converted basis, and not as a separate class, except as long as 50% of the shares of preferred stock originally issued remain outstanding, the Company will not, without the written consent of the holders of at least 75% of the Company’s preferred stock then outstanding, either directly or by amendment, merger, consolidation, or otherwise and (3) as required by law.

The holders of Series B convertible preferred stock have the right to convert the shares into shares of common stock at a rate of one share of common stock per one share of Series B convertible preferred stock.

Cumulative dividends accrued and unpaid on the Series B convertible preferred stock approximate $543,739 for the period from February 13, 2008 (date of issuance) to September 30, 2019. The dividends have not been declared by the Board of Directors and have not been recorded as a liability as of September 30, 2019. See Note 11 for further detail.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the proceeds shall be paid as follows:

•	First, before any distribution or payment shall be made to the holders of any junior securities (consisting of the Company’s common stock and all other equity securities of the Company with junior rights to those of the Series A and B convertible preferred stock), holders of the Series A and B convertible preferred stock shall, at their election: (a) receive an amount equal to the purchase price of the Series A and B convertible preferred stock, plus any accrued but unpaid dividends, or (b) convert their shares to common stock.

•	If the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A and B convertible preferred stock shall be distributed amount the holders of Series A and B convertible preferred stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

During 2019, the Company made two dividends payments at $0.18 and $0.36 per share to Common and Preferred Stockholders. The total dividends paid during the nine months ended September 30, 2019 was $10,047,208.

During 2018, the Company made two dividends payments at $0.18 per share to Common and Preferred Stockholders. The total dividends paid during 2018 was $6,489,504.

Note 5: Operating Leases

Noncancelable operating leases for office and warehouse space expire in various years through 2023. These leases require the Company to pay for common area expenses and property taxes. The leases contain escalating payment terms, as defined in the agreements. Annual rent expense has been determined on the straight-line basis over the lease term. In addition, a lease entered into by the Company during 2018 offers as an incentive of $732,525 which, per the terms of the lease agreement, is to be applied 50% against the first year of rent (rent-free period), and the remaining 50% is to be amortized over the remaining life of the lease and taken as a monthly abatement against the monthly rent payment. The future minimum lease payments include those payments as outlined in the agreement.

Future minimum lease payments at September 30, 2019, were:

2020	$761,279
2021	823,493
2022	747,813
2023	682,008
2024	105,600
$3,120,193

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Rent expense under these operating leases approximated $438,439 and $428,534 for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively, and is included in other general and administrative expenses on the consolidated statements of income and comprehensive income.

Note 6: Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions.

The Company has open tax years for potential income tax exposure from 2014 through 2018 for federal, state and foreign income taxes. Annual provisions for tax include amounts considered necessary to pay assessments that may result from examinations of prior year returns; however, the amount ultimately paid upon resolution of any issues may differ from any amounts accrued. As of September 30, 2019, there are no tax returns under audit.

The Company recognizes deferred income tax assets and liabilities for the expected future tax consequences of the differences between the financial reporting bases and the tax reporting bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense or benefit is the result of changes in deferred income tax assets and liabilities. The Company evaluates the probability of realizing the future benefits of its deferred income tax assets and provides a valuation allowance for the portion of any deferred income tax assets where the likelihood of realizing an income tax benefit in the future does not meet the more-likely-than-not criterion for recognition.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

The provision for income taxes includes these components:

	September 30,	December 31,
	2019	2018
Current
Federal	$2,046,930	$2,251,909
State	565,770	592,944
Foreign	457,941	978,385
Total current	$3,070,641	$3,823,238
Deferred
Federal	$(56,584)	$(3,916)
State	(11,787)	(985)
Foreign	-	-
Total deferred	$(68,371)	$(4,901)
Total provision	$3,002,270	$3,818,337

The income tax provision reconciled to the tax computed at the U.S. federal statutory rate of 21% for the nine months ended September 30, 2019 and the year ended December 31, 2018, are as follows:

	September 30,	December 31,
	2019	2018
Income taxes computed at federal statutory rate	$2,342,461	$2,896,287
State taxes, net of federal benefit	414,988	456,337
Non-deductible expenses	9,670	12,136
Foreign taxes and other additional accrued expenses	235,151	453,577
Total provision for income taxes	$3,002,270	$3,818,337

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

The tax effects of temporary differences related to deferred taxes shown on the consolidated balance sheets were:

	September 30,	December 31,
	2019	2018
Deferred tax assets
Reserve and accrued expenses	$13,161	$7,945
Inventory reserve	32,040	24,964
Stock options	-	2,751
Capitalized inventory	28,926	2,077
Total deferred income tax assets	74,127	37,737
Deferred tax liabilities
Tax depreciation in excess of book depreciation	(8,469)	(21,136)
Net deferred tax asset	$65,658	$16,601

The amount, and ultimate realization, of the net deferred income tax assets is dependent, in part, upon the tax laws in effect, the Company’s future earnings, if any, and other future events, the effects of which cannot be determined. Management believes that as of September 30, 2019, the available objective evidence is sufficient regarding the ultimate realizability of these deferred income tax assets, and that it is more-likely-than-not that those assets will be realized. As of September 30, 2019, and December 31, 2018, the Company has used the enacted federal statutory rate of 21%, because the benefit of the deferred income tax assets, if utilized, will likely be realized at 21%.

Note 7: Employee Benefit Plan

Employee Benefit Plan – Australia

Opengear Pty Ltd. is required by the Australian government to contribute 9.5% of each eligible employee’s salary to an external super fund that has been chosen by the employee. The Company contributed $306,225 and $297,032 to eligible employee’s super funds for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.

Employee Benefit Plan – U.S.

In 2015, the Company started to offer a 401(k) plan to which eligible participants may elect to make contributions, subject to certain limitations under the Internal Revenue Code. The Company makes discretionary matching contributions up to 4% of the employee’s compensation. During the nine months ended September 30, 2019 and the year ended December 31, 2018, the Company made matching contributions to the plan totaling $232,837 and $273,137, respectively.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Note 8: Employment Agreements

The Company has entered into employment agreements with certain employees and members of management. The terms of each agreement are different. However, one or all these agreements include stipulated base salary, bonus potential, vacation benefits, severance, and non-competition agreements. These agreements also provide certain benefits if there is a change in ownership of the Company.

Note 9: Employee Stock Plans

Stock Option Plan

The Company’s Equity Incentive Plan (the Plan) provides for awards of incentive and non-qualified stock options to employees, directors and consultants. The Plan provides for options to be granted with exercise prices generally not less than the fair value of the Company’s common stock at the option grant date. Effective March 2018, the Board of Directors increased the number of common shares available for grant by an additional 550,000 common shares. Under the terms of the Plan, as of September 30, 2019 there were a 4,975,000 in common shares available for grant to employees, directors and consultants. A total of 776,923 common stock options were issued and outstanding as of September 30, 2019 at exercise prices ranging from $0.135 to $2.31 per share. Options issued in 2019 and 2018 have vesting periods of three years as follows: vesting 33% year one of service, 33% year two of service and 34% in year three of service.

Stock based compensation on the vesting options for the nine months ended September 30, 2019 and the year ended December 31, 2018 was $70,508 and $58,721, respectively.

During the nine months ended September 30, 2019, 789,857 Common Stock Options were exercised at prices of $0.27, $0.62 and $1.50 per share in exchange for cash proceeds of $544,305. In addition, the Company received cash payments of $53,562 related to the stock subscription receivable.

During 2018, 131,970 Common Stock Options were exercised at prices of $0.135, $0.27, $0.62 and $1.50 per share in exchange for cash proceeds of $76,44. In addition, the Company received cash payments of $158,304 related to the stock subscription receivable.

The Company uses the Black-Scholes-Merton formula to estimate the value for its share-based payments. The volatility assumption used in the Black-Scholes-Merton formula is based on the volatility of a peer group of similarly sized and structures public companies in the Original Equipment Manufacturer (OEM) and Software as a Service (SAAS) industries. The Company calculated the historical volatility of that peer group using the daily closing total returns for that peer group for the year. The Company uses historical data to estimate option exercises and employee termination within the valuation model. The expected term of options granted is derived from the simplified method to calculate the average expected term. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

The assumptions used in the Black-Scholes-Merton formula are presented below:

	September 30,	December 31,
	2019	2018
Expected volatility	33% - 66%	33% - 66%
Expected dividends	0%	0%
Expected term (in years)	3 - 5	3 - 5
Risk-free rate	0.72% - 2.91%	0.72% - 2.91%

A summary of option activity under the Plan as of September 30, 2019, is presented below:

As of September 30, 2019
		Weighted -
	Shares Under	Average
	Option	Exercise Price
Outstanding at beginning of year	1,546,446	$1.152
Granted	119,000	2.310
Exercised	(789,857)	0.689
Forfeited or expired	(98,666)	1.254
Outstanding at end of period	776,923	$1.820
Vested and exercisable at end of period	155,130	$1.436

A summary of option activity under the Plan as of December 31, 2018, is presented below:

As of December 31, 2018
		Weighted -
	Shares Under	Average
	Option	Exercise Price
Outstanding at beginning of year	1,409,910	$0.797
Granted	433,000	2.000
Exercised	(131,970)	0.579
Forfeited or expired	(164,494)	0.796
Outstanding at end of year	1,546,446	$1.152
Vested and exercisable at end of year	611,370	$0.717

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

The following table summarizes information about awards outstanding as of September 30, 2019:

	Outstanding		Exercisable
		Weighted
		Average
Exercise	Number of	Years	Exercise	Number of
Price	Options	Remaining	Price	Options
$0.135	1,000	2.75	$0.135	1,000
0.270	2,000	4.85	0.270	2,000
0.620	39,757	6.54	0.620	32,330
1.500	231,166	7.85	1.500	75,240
2.000	387,000	9.01	2.000	44,560
2.310	116,000	2.88	2.310	-
	776,923			155,130

Note 10: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

Major Customers

A major customer is one that comprises more than 10% of the Company’s revenues during the year.

For the nine months ended September 30, 2019, the Company had three customers that represented 10% or more of annual revenues. These three customers comprised approximately 64% of total revenues, and as of the nine month period ended September 30, 2019, had accounts receivable balances totaling $5,034,158 which represented approximately 65% of the accounts receivable at September 30, 2019.

For the year ended December 31, 2018, the Company had two customers that represented 10% or more of annual revenues. These two customers comprised approximately 44% of total revenues, and as of year-end 2018, had accounts receivable balances totaling $4,068,704 which represented approximately 53% of the accounts receivable at December 31, 2018.

During the nine months ended September 30, 2019 and the year ended December 31, 2018, two of the customers mentioned above are also the Companies main distributors who purchase the product to sell to the Company’s value-added resellers, who will then sell to the ultimate end user.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

For the nine months ended September 30, 2019, purchases from one supplier accounted for approximately 34% of purchases for the year.

Note 11: Subsequent Events

Subsequent events have been evaluated through January 9, 2020, which is the date the consolidated financial statements were available to be issued.

Effective December 13, 2019 the Company sold all its stock to Digi International, Inc. for total consideration of approximately $140 million in cash at closing, subject to net working capital, cash and debt adjustments, and up to $15 million in potential additional consideration based on revenue in excess of established threshold amounts for the Company through the remainder of 2019 and 2020.

As of result of the stock purchase mentioned above, the Series A and Series B Preferred stockholders of the Company converted all of their preferred stock into common stock of the Company, and therefore, the cumulative accrued and unpaid dividends for both the Series A and Series B Convertible Preferred Stock mentioned in Note 4 no longer applies.

Note 12: Revenue from Contracts with Customers

Change in Accounting Principle

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), that replaces existing revenue recognition guidance. The new standard requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, Topic 606 requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

The Company adopted this standard on January 1, 2019, using a modified retrospective approach with the cumulative effect of initially applying the new standard recognized in retained earnings at the beginning of the year of adoption. Comparative prior period information has not been adjusted and continues to be reported in accordance with previous revenue recognition guidance in ASC Topic 605, Revenue Recognition. The Company has applied the new standard to all contracts not complete at the date of adoption.

The Company’s adoption of Topic 606 did not result in a change to the timing of revenue recognition.

The satisfaction of the Company’s performance obligation is based upon transfer of control over a product to a customer, which results in sales being recognized upon shipment rather than upon delivery for certain wholesale transactions and substantially all digital commerce sales. A customer is considered to have control once they are able to direct the use and receive substantially all of the benefits of the product. The adoption of Topic 606 did not have a material effect on the consolidated statements of income during the nine months ended September 30, 2019.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Performance Obligations

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring distinct goods or providing services to customers. The Company’s revenue consists substantially of product sales and is reported net of sales discounts, rebates, incentives, returns and other allowances offered to customers. The Company recognizes revenue when performance obligations under the terms of contracts with its customers are satisfied, which occurs when control passes to a customer to enable them to direct the use of and obtain benefit from a product. This typically occurs when a customer obtains legal title, obtains the risks and rewards of ownership, has received the goods according to the contractual shipping terms either at the shipping point or destination and is obligated to pay for the product. Customary terms require payment within 30 days.

The Company sells products through two distributors, three original equipment manufacturers, and direct to two customers. Sales to distributors typically include products only, as the distributors provides additional value-added services to end customers. Direct sales to end customers include products and may include related services such as subscriptions and maintenance. These services are distinct from the delivered products within the context of the contract, and therefore revenue is recognized for products, subscription and maintenance on a discrete basis.

The Company provides an assurance-type warranty that guarantees its product complies with agreed-upon specifications. This warranty is not sold separately and does not convey any additional services to the customer; therefore, the warranty is not considered a separate performance obligation. The Company estimates the costs that may be incurred under warranties and record a liability at the time product revenue is recognized. See Note 3 for additional information on warranty obligations.

Significant Judgments – Contracts with Multiple Performance Obligations

The Company enters into contracts with its customers that generally include subscriptions and professional services. A performance obligation is a promise in a contract with a customer to transfer services that are distinct. Determining whether services are distinct performance obligations that should be accounted for separately or combined as one unit of accounting may require significant judgment.

Software subscription services are distinct as such services are often sold separately. In determining whether professional services are distinct, the Company considers the following factors for each professional services agreement: (1) availability of the services from other vendors, (2) the nature of the professional services, (3) the timing of when the professional services contract was signed in comparison to the subscription start date. To date, the Company has concluded that all of the professional services included in contracts are not distinct, within the context of the contract. Accordingly, when such contracts exist, we consider the subscription and professional services to be a single unit of accounting.

Opengear, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2019 and December 31, 2018

Accounting Policies and Practical Expedients Elected

For shipping and handling activities, the Company is applying an accounting policy election, which allows an entity to account for shipping and handling activities as fulfillment activities rather than a promised good or service when the activities are performed, even if those activities are performed after the control of the good has been transferred to the customer. Therefore, the Company expenses shipping and handling costs at the time revenue is recognized. The Company classifies shipping and handling expenses in cost of sales in the consolidated statements of income.

The Company is also applying an accounting policy election, which allows an entity to exclude from revenue any amounts collected from customers on behalf of third parties, such as sales taxes and other similar taxes we collect concurrent with revenue-producing activities. Therefore, revenue is presented net of sales taxes and similar revenue-based taxes.

For significant financing components, the Company elected a practical expedient, which allows an entity to recognize the promised amount of consideration without adjusting for the time value of money if the contract has a duration of one year or less, or if the reason the contract extended beyond one year is because the timing of delivery of the product is at the customer’s discretion. As the Company’s contracts are typically less than one year in length and do not have significant financing components, we have not presented revenue on a present value basis.

Note 13: Future Change in Accounting Principle

Accounting for Leases

The Financial Accounting Standards Board amended its standard related to the accounting for leases. Under the new standard, lessees will now be required to recognize substantially all leases on the consolidated balance sheets as both a right-of-use asset and a liability. The standard has two types of leases for consolidated income statement recognition purposes: operating leases and finance leases. Operating leases will result in the recognition of a single lease expense on a straight-line basis over the lease term similar to the treatment for operating leases under existing standards. Finance leases will result in an accelerated expense similar to the accounting for capital leases under existing standards. The determination of lease classification as operating or finance will be done in a manner similar to existing standards. The new standard also contains amended guidance regarding the identification of embedded leases in service contracts and the identification of lease and nonlease components in an arrangement. The new standard is effective for annual periods beginning after December 15, 2019, and any interim periods within annual reporting periods that begin after December 15, 2020. The Company is evaluating the effect the standard will have on the consolidated financial statements; however, the standard is expected to have a material effect on the consolidated financial statements due to the recognition of additional assets and liabilities for operating leases.